                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)               N/A
                                                 ------------------------------



                           TRANSCEND SERVICES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         DELAWARE                         0-18217                33-0378756
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(State or other jurisdiction      (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)



          3353 PEACHTREE ROAD NE, SUITE 1000, ATLANTA, GEORGIA 30326
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                   (Address of principal executive offices)



Registrant's telephone number, including area code      (404) 364-8000
                                                   -----------------------


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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.
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      The Company is filing this Report to update the status of its lawsuit against 16 workers' compensation insurance carriers in the Superior Court of the State of California, Los Angeles County, seeking $115 million in compensatory damages plus punitive damages for abuse of process, intentional interference with contractual and prospective economic relations, negligent interference and unlawful or unfair business practices (the "Lawsuit"). The Lawsuit has been previously described in detail in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

      Following a hearing in November 1996, the Los Angeles County Superior Court, on December 20, 1996, sustained the defendants' demurrer to the Second Amended Complaint of the plaintiffs (including the Company and certain of its subsidiaries), with leave to further amend the complaint. The Court determined in such ruling that exclusive jurisdiction with respect to the claims contained in the Lawsuit resides with the California Workers' Compensation Appeals Board and that the Superior Court of the State of California is an improper forum. The Company has been advised by counsel that there is no remedy for the damages claimed in the Lawsuit from the California Workers' Compensation Appeals Board. However, the plaintiffs will file a Third Amended Complaint with the Superior Court and a hearing is expected to be held respecting the Third Amended Complaint by the end of the first quarter of 1997. If the Court sustains the defendants' demurrer at such hearing, a final order dismissing the Lawsuit will be entered and the Company expects to appeal any such ruling. If the Superior Court's ruling is upheld on appeal, the cross complaints against the plaintiffs also are likely to be dismissed.

      With respect to any future expenses related to the Lawsuit, commencing in December 1996 and for the remainder of the case, the Company is only responsible for out-of-pocket expenses and the payment to its legal counsel of a percentage of any recovery awarded in the Lawsuit. In the third quarter of fiscal 1996, the Company expensed approximately $1.3 million of legal expenses connected with the Lawsuit (previously, these legal expenses were accounted for as a prepaid asset on the Company's balance sheet) and began to expense such costs on a current basis. All future out-of-pocket legal expenses, in excess of the capped legal fees, will continue to be expensed on a current basis going forward.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TRANSCEND SERVICES, INC.



                                       By:  /s/ David M. Murphy
                                          -------------------------------------
                                            David M. Murphy
                                            Chief Financial Officer


Dated:   January 28, 1997
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